SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2003

Sina Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	000-30698 (Commission File Number)	52-2236363 (I.R.S. Employer Identification Number)

1468 Nan Jing Road West
United Plaza, Suite 1802
Shanghai 20040 China
86-21-6289-5678

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles Chao
2988 Campus Drive, Suite 100
San Mateo, CA 94403
(650) 638-9228
(Name, address, including zip code, and telephone number, including area code, of agent for service)

SINA.com
Vicwood Plaza
Rooms 1801-4
18th Floor
199 Des Voeux Road
Central, Hong Kong

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On January 31, 2003, Sina Corporation (formerly known as SINA.com), a Cayman Islands company (“SINA”), completed its acquisition of all of the share capital of Memestar Limited, a British Virgin Islands limited liability corporation (“Memestar”), by means of a purchase of all of the outstanding share capital of Memestar (the “Acquisition”) from the shareholders of Memestar (the “Sellers”), pursuant to a Share Purchase Agreement dated January 3, 2003 among SINA, Memestar and the Sellers (the “Purchase Agreement”). As a result of the Acquisition, Memestar became a wholly-owned subsidiary of SINA. Memestar, directly and through its various subsidiaries and contractual arrangements with some local entities in the People’s Republic of China (the “PRC”), is engaged in the business of providing mobile data value-added services in the PRC. A copy of the press release regarding this transaction is attached as an exhibit.

     Under the terms of the Purchase Agreement, the aggregate purchase price payable to the Sellers for the Acquisition (the “Aggregate Purchase Price”) comprises four elements: (a) $10,277,675 in cash (the “Cash Consideration”) paid at the closing of the Acquisition; (b) 560,374 newly issued SINA ordinary shares (the “Share Consideration”) delivered at the closing of the Acquisition; (c) $5,250,000 in cash (the “Deferred Cash Consideration”) to be paid in four equal installments at 135, 270, 405 and 540 calendar days, respectively, after the closing date of the Acquisition; and (d) 560,374 newly issued SINA ordinary shares (the “Deferred Share Consideration”) to be delivered on the first anniversary of the closing date of the Acquisition. In accordance with the terms of the Purchase Agreement, the Aggregate Purchase Price may be adjusted and reduced by up to 10% if Memestar fails to meet certain performance targets relating to the number of paid users during the six-month period ending May 31, 2003, with any related adjustment or reduction to the Aggregate Purchase Price to be shared proportionately among the Sellers.

     The purchase price and terms for the Acquisition were determined by arms-length negotiations among the parties. The source of the Cash and Deferred Cash Consideration was SINA’s working capital. The Share Consideration was issued and the Deferred Share Consideration will be issued in private placements without registration under the Securities Act of 1933, as amended.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by Sina Corporation on January 6, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sina Corporation

Dated: February 18, 2003.	By:	/s/ Charles Chao

Charles Chao Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release issued by Sina Corporation on January 6, 2003.